Exhibit 99.6



                   GUARANTEE OF LEHMAN BROTHERS HOLDINGS INC.

      LEHMAN BROTHERS SPECIAL FINANCING INC. ("Party A") and THE BANK OF NEW YORK, not in its individual capacity but solely as Swap Contract Administrator for CWABS Asset-Backed Certificates Trust 2006-16, Asset-Backed Certificates, Series 2006-16 ("Party B") have entered into a Master Agreement dated as of September 28, 2006, as amended from time to time (the "Master Agreement"), pursuant to which Party A and Party B have entered and/or anticipate entering into one or more transactions (each a "Transaction"), the Confirmation of each of which supplements, forms part of, and will be read and construed as one with, the Master Agreement (collectively referred to as the "Agreement"). This Guarantee is a Credit Support Document as contemplated in the Agreement. For value received, and in consideration of the financial accommodation accorded to Party A by Party B under the Agreement, LEHMAN BROTHERS HOLDINGS INC., a corporation organized and existing under the laws of the State of Delaware ("Guarantor"), hereby agrees to the following:

      (a) Guarantor hereby unconditionally guarantees to Party B the due and punctual payment of all amounts payable by Party A in connection with each Transaction when and as Party A's obligations thereunder shall become due and payable in accordance with the terms of the Agreement (whether at maturity, by acceleration or otherwise). Guarantor hereby agrees, upon written demand by Party B, to pay or cause to be paid any such amounts punctually when and as the same shall become due and payable.

      (b) Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection.

      (c) Guarantor hereby agrees that its obligations under this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement against Party A (other than as a result of the unenforceability thereof against Party B), the absence of any action to enforce Party A's obligations under the Agreement, any waiver or consent by Party B with respect to any provisions thereof, the entry by Party A and Party B into any amendments to the Agreement, additional Transactions under the Agreement or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (excluding the defense of payment or statute of limitations, neither of which is waived) provided, however, that Guarantor shall be entitled to exercise any right that Party A could have exercised under the Agreement to cure any default in respect of its obligations under the Agreement or to setoff, counterclaim or withhold payment in respect of any Event of Default or Potential Event of Default in respect of Party B or any Affiliate, but only to the extent such right is provided to Party A under the Agreement. The Guarantor acknowledges that Party A and Party B may from time to time enter into one or more Transactions pursuant to the Agreement and agrees that the obligations of the Guarantor under this Guarantee will upon the execution of any such Transaction by Party A and Party B extend to all such Transactions without the taking of further action by the Guarantor.

      (d) This Guarantee shall remain in full force and effect until the first to occur of (i) receipt by Party B of a written notice of termination from Guarantor or (ii) none of the obligations of Party A remain outstanding. Termination of this Guarantee shall not affect Guarantor's liability hereunder as to obligations incurred or arising out of Transactions entered into prior to the termination hereof.

      (e) Guarantor further agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligation or interest thereon is rescinded or must otherwise be restored by Party B upon an Event of Default as set forth in
Section 5(a)(vii) of the Master Agreement affecting Party A or Guarantor.

      (f) Guarantor hereby waives (i) promptness, diligence, presentment, demand of payment, protest, order and, except as set forth in paragraph (a) hereof, notice of any kind in connection with the Agreement and this Guarantee, or (ii) any requirement that Party B exhaust any right to take any action against Party A or any other person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee.

                          LEHMAN BROTHERS HOLDINGS INC.
                  745 SEVENTH AVENUE, NEW YORK, NEW YORK 10019

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                                LEHMAN BROTHERS

      This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles. All capitalized terms not defined in this Guarantee, but defined in the Agreement, shall have the meanings assigned thereto in the Agreement.

      IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed by its duly authorized officer as of the date of the Agreement.

                                        LEHMAN BROTHERS HOLDINGS INC.


                                        By: /s/  James J. Killerlane III
                                        Name:  James J. Killerlane III
                                        Title: Vice President
                                        Date:  September 28, 2006

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                          LEHMAN BROTHERS HOLDINGS INC.
                  745 SEVENTH AVENUE, NEW YORK, NEW YORK 10019

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